                                                                     Exhibit 4.5


ADR RIGHTS CERTIFICATE NO.:                NO. OF WHOLE ADR RIGHTS:
                           --------------                          -------------

ACCOUNT NUMBER:


            ADR RIGHTS CERTIFICATE REPRESENTING THE RIGHT TO PURCHASE AMERICAN DEPOSITARY SHARES OF DISTRIBUCION & SERVICIO D&S S.A.

   ALL RIGHTS WILL EXPIRE AT 12:00 P.M. NEW YORK CITY TIME ON AUGUST 27, 2004

      Pursuant to an agreement, dated as of August 6, 2004, between Distribucion & Servicio D&S S.A. (the "Company") and JPMorgan Chase Bank, as ADR rights agent (the "ADR Rights Agent") (the "Agreement"), the Company is offering to the holders of its American Depositary Shares ("ADSs") (each representing fifteen ordinary shares of the Company), ADR rights ("ADR Rights"), entitling the holder thereof to purchase 0.18 additional ADSs for every one (1) ADS owned by such holder as of 5:00 p.m. (New York City time) on July 30, 2004 (the "ADR Rights Offering"). Each ADR Right can be exercised at the ADS subscription price of ___ Chilean pesos (the "ADS Subscription Price"). In order to exercise your ADR
Rights, you will need to pay the ADR Rights Agent U.S.$     (the "Dollar
Subscription Price"), which is equal to 115% of the ADS subscription price based on the noon buying rate on August 5, 2004 (the "Chilean Peso Subscription Price"), to allow for possible exchange rate fluctuations. The ADR Rights Offering expires at 12:00 p.m. (New York time) on August 27, 2004 (the "Expiration Date").

            ONE ADR RIGHT AND THE DOLLAR SUBSCRIPTION PRICE OF U.S. $
  ARE NEEDED TO SUBSCRIBE FOR EACH NEW ADS. THIS ADS RIGHTS CERTIFICATE IS NOT TRANSFERABLE. ANY FRACTIONAL ADR RIGHTS TO WHICH YOU MIGHT HAVE BEEN ENTITLED
ARE NOT REFLECTED ON THIS ADR RIGHTS CERTIFICATE AND MAY BE SOLD BY THE ADR
              RIGHTS AGENT ALONG WITH ALL UNEXERCISED ADR RIGHTS.

      This ADR Rights Certificate is subject to all of the terms, provisions and conditions for the ADR Rights Offering set forth in the prospectus dated August 6, 2004 (the "Prospectus"), and the Instructions to the ADR Rights Certificate included in this mailing, which terms, provisions, conditions and instructions are incorporated herein by reference and made a part hereof.

      IF YOU HAVE NOT RECEIVED A COPY OF THE PROSPECTUS RELATING TO THE ADR RIGHTS OFFERING, PLEASE CONTACT D.F. KING AND CO. IMMEDIATELY AT 1-800-347-4750. D.F. KING AND CO. WILL SEND A COPY OF THE PROSPECTUS TO YOU FREE OF CHARGE UPON REQUEST.

      In order to subscribe for the new ADSs as provided above, you must complete and sign the Form on the reverse side of this ADR Rights Certificate. Please carefully read the instructions accompanying this ADR Rights Certificate before completing the Form.

      This ADR Rights Certificate and the ADR Rights represented hereby will become void immediately at the Expiration Date unless properly tendered for exercise on or prior to such time. You may, however, receive net proceeds from the sale of the unexercised Rights underlying your unexercised ADR Rights (including, in the case of holders on the ADR record date, fractions thereof represented on records of the ADR Rights Agent but not evidenced hereby), as described in the Prospectus under "The Rights Offering -- Subscription by Holders of ADSs -- Exercise of ADR Rights and Sale of Unexercised Rights". As soon as practicable after receipt by or on behalf of the ADR Rights Agent of the new ordinary shares of the Company, the ADR depositary will distribute new ADSs to subscribers who have properly exercised ADR Rights. Fractional new ADSs will not be issued.

      This ADR Rights Certificate is only evidence of the existence of whole ADR Rights and does not grant any rights or impose any obligations not granted or imposed pursuant to the express terms of the Agreement.

                                                            JPMorgan Chase Bank,
                                                             as ADR Rights Agent

By:
   -------------------------------
   Authorized Officer

                    PLEASE READ THE INSTRUCTIONS ACCOMPANYING
                  THIS ADR RIGHTS CERTIFICATE BEFORE COMPLETING

                           RETURN TO ADR RIGHTS AGENT

 YOUR EXERCISE OF ADR RIGHTS IS IRREVOCABLE AND MAY NOT BE CANCELLED OR MODIFIED

-------------------------------------------------------------
________________ No. of whole ADSs Subscribed for
___________________ ADSs X U.S. $
-------------------------------------------------------------
EXPIRATION TIME:  12:00 NOON (NEW YORK TIME), AUGUST 27, 2004

To Subscribe: I hereby subscribe for the number of new ADSs indicated above, pursuant to the Prospectus, dated August 6, 2004, receipt of which is acknowledged.

--------------------------------------------------------------------------------
                             Signature of Purchaser
              (Signature must correspond with name as shown hereon)


--------------------------------------------------------------------------------
                      Telephone Number (include area code)

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                              (Print full address)

Address for Delivery of American Depositary Receipts evidencing American Depositary Shares if other than as shown hereon:


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                                       2

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SUBSTITUTE                  PART I -- PLEASE PROVIDE YOUR
                            NAME AND TIN IN THE BOX AT RIGHT AND                         __________________________________
FORM W-9                    CERTIFY BY SIGNING AND DATING BELOW.                                        Name

Department of the Treasury
Internal Revenue Service                                                                 __________________________________
                                                                                               Social Security Number

                                                                                                         OR

                                                                                         __________________________________
                                                                                           Employer Identification Number

                            -----------------------------------------------------------
Payer's Request for
Taxpayer                    PART II
Identification              Certification -- Under penalty of perjury, I certify that:
Number (TIN)
                            (1) The number shown on this form is my correct Taxpayer
                                Identification Number (or I am waiting for a number to
                                be issued to me), and

                                                                                         ----------------------------------

                            (2) I am not subject to backup withholding because (a) I am  PART III --
                                exempt from backup withholding, or (b) I have not been
                                notified by the Internal Revenue Service (the "IRS")              [ ] Awaiting TIN
                                that I am subject to backup withholding as a result of
                                a failure to report all interest or dividends, or (c)
                                the IRS has notified me that I am no longer subject to
                                backup withholding, and

                            (3) I am a U.S. person (including a U.S. resident alien).

                            -----------------------------------------------------------------------------------------------

                            CERTIFICATE INSTRUCTIONS -- You must cross out item (2)
                            above if you have been notified by the IRS that you are
                            currently subject to backup withholding because of
                            under-reporting interest or dividends on your tax return.
                            However, if after being notified by the IRS that you were
                            subject to backup withholding you received another
                            notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

                            -----------------------------------------------------------------------------------------------

                            The Internal Revenue Service does not require your consent to any provision of this document other than the
                            certifications required to avoid backup withholding.

SIGN HERE        ->         SIGNATURE

                            _______________________________________________________________________________________________

                            DATE

                            _______________________________________________________________________________________________

---------------------------------------------------------------------------------------------------------------------------


           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                 THE BOX IN PART III OF THE SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature _______________________________________ Date____________________, 20__

--------------------------------------------------------------------------------